EXHIBIT 1.01

KNOLL, INC.
2016 CONFLICT MINERALS REPORT
For the reporting period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (the “Report”) of Knoll, Inc. (“Knoll”, the “Company”, “us”, “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2016 to December 31, 2016.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are currently limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of Knoll’s operations manufacture, or contract to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products.
Company Overview
We are a leading designer and manufacturer of furnishings, textiles and fine leathers for the workplace and home. We manage our business through four reporting segments: Office, Studio, Coverings and Corporate. The Office segment includes systems, seating, storage, tables, desks and ergonomic accessories. The Studio segment includes a collection of lounge seating, side, café and dining chairs, barstools and tables. Coverings includes a range of high-quality textiles, felt and leather products. The Corporate segment represents the accumulation of unallocated costs relating to shared services and general corporate activities.
Supply Chain
Knoll’s supply chain is complex and there are many third parties in the supply chain between the ultimate manufacture of our products and the original sources of the Conflict Minerals. Knoll does not purchase Conflict Minerals directly from the mines, smelters or refiners. Therefore, Knoll must rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products (as hereinafter defined). Moreover, Knoll believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore the Company has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Knoll supply chain.
Conflict Minerals Policy
Knoll supports the Dodd-Frank Act’s goal for preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals in that region. We are committed to responsibly sourcing products, including Conflict Minerals, from suppliers that share our values with regard to human rights, ethics, and social and environmental responsibility. Our supply chain is highly complex, and our manufacturing process is significantly removed from the mining, smelting and refining of Conflict Minerals. As a result, Knoll has adopted a Conflict Minerals Sourcing Policy (the “Sourcing Policy”), which incorporates the standards set forth in the Organization for Economic Co-operation and Development (“OECD”) Guidance and objectives of the Rule. In short, the Sourcing Policy reiterates our commitment to responsibly sourcing products, including Conflict Minerals, from suppliers that share our values with regard to human rights, ethics, and social and environmental responsibility. To that end, Knoll

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supports the goal of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals in that region. Engagement with suppliers has also been strengthened, as Knoll added Conflict Mineral sourcing language to its Purchase Order Terms and Conditions, and began directly asking upstream suppliers about their involvement with Conflict Minerals in order to develop more clarity regarding the supply chain. Our policy is publicly available on our website at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.
Description of Knoll Products Covered by this Report
This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2016.
These products, which are referred to in this Report collectively as the “Covered Products,” are the following: electrical components, fasteners, glass panels, table bases, foam, and task lighting products.
Conflict Mineral Compliance Process

A.	Conflict Mineral Policy
As stated above, Knoll has adopted the Sourcing Policy which is publicly available at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.

B.	Knoll Internal Management Team
Knoll has also established a team responsible for implementing our conflict mineral compliance strategy which consists of members of our legal, operations, supply chain and environmental, health and safety groups, as well as representatives of our business segments.

C.	Control Systems
Our controls include the Knoll Employee Code of Ethics, which sets forth the behavior expectations of every Knoll employee, as well as our Conflict Mineral Sourcing Policy, which sets forth the expectations that Knoll places on our suppliers. Knoll suppliers are expected to:

•	Source Conflict Minerals only from parties that are DRC Conflict Free;

•
Develop policies, procedures, due diligence processes and management systems that: (a) are consistent with the Sourcing Policy; (b) are reasonably designed to prevent products or materials that financially benefit armed groups in the covered countries from entering our supply chain; and (c) provide reasonable transparency as to the source of any Conflict Minerals;

•	Provide any information necessary to facilitate our compliance efforts with respect to the Rule;

•	Advise us as promptly as possible of any determination that any products or materials in the supply chain are not DRC Conflict Free
Knoll also encourages our suppliers to support industry efforts to enhance the traceability and responsible sourcing of Conflict Minerals, such as the programs of the Electronic Industry Citizenship Coalition, Global e-Sustainability Initiative, and Conflict-Free Smelter Compliant Smelter List. We evaluate our relationships with our suppliers on a regular basis. If we determine that a supplier’s efforts are deficient, we reserve the right to re-evaluate the supplier relationship and to take any appropriate action, including terminating our relationship with the supplier. Additionally, Knoll has participated in groups and forums focused on responsible sourcing of Conflict Minerals. Knoll has participated in the Business & Institutional Furniture Manufacturers Association (BIFMA) effort to standardize and simplify data collection from suppliers. BIFMA’s efforts related to Conflict Minerals are aligned with the work of the Electronic Industry Citizenship Coalition (EICCO and Global e-Sustainability Initiative (GeSI), which

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Knoll has utilized as an integral part of its due diligence process. The EICC and GeSI due diligence approach developed a Conflict Minerals Reporting Template (“CMRT”) to collect standardized supplier responses to due diligence inquiries.

D.	Reasonable Country of Origin Inquiry
Knoll conducted a good faith reasonable country of origin inquiry for 2016 regarding the Conflict Minerals. Knoll conducted a product review to determine the products in scope and developed a supplier risk assessment process. With a goal of targeting Conflict Minerals, this risk assessment process was developed to identify commodities whose products may contain Conflict Minerals. Thereafter, Knoll surveyed suppliers whose products may contain Conflict Minerals in the top ninety percent (90%) of its spending using the CMRT Template described above. We received responses from all of our surveyed suppliers. Responses were reviewed by members of Knoll’s Internal Management Team. Approximately sixteen percent (16%) of our surveyed suppliers indicated in their responses that the products they supplied contained Conflict Minerals necessary to the functionality or production of the supplied product.
Knoll’s Due Diligence Process
We designed our due diligence measures to conform to the OECD Guidance. We requested that our suppliers in affected commodities complete a CMRT Template in order to obtain information about smelters and refiners that may be upstream in our supply chain. We identified approximately sixteen percent (16%) of our surveyed suppliers as possible sources of Conflict Minerals. While most of these suppliers did provide a list of smelters, the lists were often incomplete or prepared at the company level, as opposed to the part-number level, such that we could not establish a definitive connection to the Covered Products.
Determination
As described above, the information provided to us was insufficient to conclusively determine: the origin of Conflict Minerals in the Covered Products; whether the Conflict Minerals come from recycled or scrap sources; the facilities used to process such Conflict Minerals; or their mine or location of origin. A listing of the smelters that may have been used to process the Conflict Minerals in the Covered Products is attached as Appendix A. The country of origin of the smelters is set forth next to each smelter name.
This Conflict Minerals Report is also publicly available on the Knoll Investor Relations website at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.

Appendix A

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN

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Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	B.R.Industries	INDIA
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Bangalore Refinery	INDIA
Gold	Bangalore Refinery	INDIA
Gold	BANGALORE REFINERY P	INDIA
Gold	Bangalore Refinery Pvt Ltd	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Ltd. Hong Kong	CHINA

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Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	HeTai Gold Mineral GuangDong Ltd. Co.	China
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	inovan gmbh	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jin Jinyin refining company limited	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A Rasmussen as	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper	UNITED STATES
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Kosak Seiren	Japan
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mead Metals	UNITED STATES
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA

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Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Nihon Superior Co., Ltd.	Japan
Gold	Nyrstar Metals	United States
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	Sanmenxia HengSheng	CHINA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shan Dong Huangjin	China
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen fujun material technology co.,ltd	China
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Sino-Platinum Metals Co.,Ltd	China
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA

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Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	KOREA (REPUBLIC OF)
Gold	Super Dragon Technology Co., Ltd	China
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	T.C.A S.p.A	ITALY
Gold	Taicang City Nancang Metal Material Co.,Ltd	China
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	TECHNIC INC.	UNITED STATES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Uyemura	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	W.C. Heraeus GmbH	GERMANY
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Xstrata Canada Corpo	CANADA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	zhaojinjinyinyelian	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongkuang Gold Industry Co.,LTD	China
Gold	Zhongyuan Gold	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	AMG (Advanced Metallurgical Group)	Brazil
Tantalum	ANHUI HERRMAN IMPEX CO.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

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Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	ganzhou grand sea w & mo group co ltd	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Hunan Chenzhou Mining Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Kennametal inc	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	KME Germany GmbH & Co. KG	GERMANY
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Starck	GERMANY
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

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Tantalum	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	asahi pretec	JAPAN
Tin	Atlas Pacific	UNITED STATES
Tin	AURA-II	UNITED STATES
Tin	Aurubis Netherlands	NETHERLANDS
Tin	BALVER ZINN Josef Jo	GERMANY
Tin	Best Metais e Solda	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	COPPER 100	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Co., Ltd.	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxi Group Corp.	China
Tin	GEJIU YUNXIN COLORED	CHINA
Tin	GEJIU YUNXIN COLORED ELECTROLYSIS LTD YUNNAN OF P.R.CHINA	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

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Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	H. Kramer & Co.	UNITED STATES
Tin	Hayes Metals	NEW ZEALAND
Tin	Hayes Metals Pty Ltd	AUSTRALIA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Hunan Xianghualing tin	China
Tin	Impag AG	SWITZERLAND
Tin	Indonesian State Tin	INDONESIA
Tin	Ing.Josef Koøínek	CZECH REPUBLIC
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	JU TAI INDUSTRIAL CO.,LTD.	China
Tin	KARAS PLATING LTD	UNITED KINGDOM
Tin	KIESOW DR. BRINKMANN	GERMANY
Tin	KME Germany	GERMANY
Tin	Koepp Schaum GmbH	GERMANY
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	M&R Claushuis BV	NETHERLANDS
Tin	MacDermid	UNITED STATES
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	MEDEKO CAST s.r.o.	SLOVAKIA (Slovak Republic)
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Metallum Metal Trading AG	SWITZERLAND
Tin	Minchai Metal Indust	TAIWAN
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mineral-Metal s.r.o.	CZECH REPUBLIC
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Minsur	PERU
Tin	Mitsubishi Materials	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Monette	GERMANY
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nathan Trotter & Co.	UNITED STATES
Tin	Neuhaus	GERMANY
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Norteña de Metales, SA	SPAIN
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

EXHIBIT 1.01

Tin	OMSA	BOLIVIA
Tin	Paranapanema S/A	BRAZIL
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Prifer Com de Sucata	BRAZIL
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA

EXHIBIT 1.01

Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rentai	CHINA
Tin	Resind Indústria e Comércio Ltda	BRAZIL
Tin	Rohm and Haas	GERMANY
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	SAN-ETSU METALS	JAPAN
Tin	Sevotrans	GERMANY
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	China
Tin	Shanghai Hubao Coppe	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Solar Applied materials	TAIWAN
Tin	SORIMETAL	FRANCE
Tin	Super Ligas	Brazil
Tin	Super Ligas	BRAZIL
Tin	swissmetal	SWITZERLAND
Tin	Swopes Salvage	UNITED STATES
Tin	Taicang City Nancang Metal Material Co.,Ltd	China
Tin	Technic	UNITED STATES
Tin	Termomecanica	BRAZIL
Tin	Thailand Smelting	THAILAND
Tin	Thaisarco	THAILAND
Tin	Tianshui ling bo technology co., Ltd	China
Tin	Tin Co. Ltd, Minmetals Ganzhou	CHINA
Tin	TIN PLATING GEJIU	China
Tin	TODINI AND CO SPA	ITALY
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Uni Bros Metal Pte Lts	SINGAPORE
Tin	Univertical Corp	UNITED STATES
Tin	Vitkovicke slevarny	CZECH REPUBLIC
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Wieland Metals	UNITED STATES
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	China
Tin	Wuxi Lantronic Electronic Co Ltd	China
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Xianghualing Tin Minerals	China
Tin	Ximao Tin Co. LTD	CHINA
Tin	xinmao tin corp .,ltd	CHINA
Tin	Yifeng Tin	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Tin Company Limited	CHINA

EXHIBIT 1.01

Tin	Yunnan Xi YE	China
Tin	Zhuhai Quanjia	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	AVX Corporation	UNITED STATES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiujiang Tanbre	CHINA
Tungsten	JX Nippon mining & metals corporation	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

EXHIBIT 1.01

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram JSC, Russia	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA